UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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X-RITE INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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X-Rite, Incorporated

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS AND

PROXY STATEMENT

May 4, 2004

X-RITE, INCORPORATED

3100 44TH Street, S.W.

Grandville, Michigan 49418

Notice of Annual Meeting of Shareholders to Be Held May 4, 2004

The Annual Meeting of Shareholders of X-Rite, Incorporated, a Michigan Corporation, will be held at Western Michigan University Conference Center, 200 Ionia Avenue, S.W., Grand Rapids, Michigan, on Tuesday, May 4, 2004, at 4:30 p.m., for the following purposes:

1.	To elect four directors as set forth in the accompanying Proxy Statement.

2.	To approve the adoption of the X-Rite, Incorporated Amended and Restated Employee Stock Purchase Plan.

3.	To transact any other business that may properly come before the meeting, or any adjournment thereof.

Shareholders of record as of the close of business on March 31, 2004, are entitled to notice of, and to vote at the meeting. We are pleased to offer multiple options for voting your shares. As detailed in the “Solicitation of Proxies” section of this Notice and Proxy Statement, you can vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting. We encourage you to vote by the Internet as it is the most cost-effective method. Whether or not you expect to be present at this meeting, you are requested to vote your shares using one of the methods discussed above. If you attend the meeting and wish to vote in person, you may withdraw your Proxy.

By Order of the Board of Directors

Mary E. Chowning

Secretary

April 7, 2004

Grandville, Michigan

Directions to Annual Meeting

Located in downtown Grand Rapids, The Western Michigan
University Conference Center is at the corner of Ionia Avenue and Cherry Street with parking on the corner opposite the Center.

South of Interstate 196 from U.S. 131, use exit 85A if

southbound on 131, or exit 84B if northbound on 131.

X-RITE, INCORPORATED

3100 44TH Street, S.W.

Grandville, Michigan 49418

PROXY STATEMENT

April 7, 2004

Solicitation of Proxies

This Proxy Statement is furnished to the shareholders of X-Rite, Incorporated, in connection with the solicitation by the Board of Directors of the Company of Proxies to be used at the Annual Meeting of Shareholders. The meeting will be held on Tuesday, May 4, 2004, at 4:30 p.m. at the Western Michigan University Conference Center, 200 Ionia Avenue, S.W., Grand Rapids, Michigan. This Proxy Statement and the enclosed Proxy Card are being first mailed on or about April 7, 2004.

Each shareholder, as an owner of the Company, is entitled to vote on matters scheduled to come before the Annual Meeting. The use of a Proxy allows a shareholder of the Company to be represented at the Annual Meeting if he or she is unable to attend the meeting in person. There are four (4) ways to vote your shares:

1.	By the Internet at http://www.eproxyvote.com/xrit.

2.	By toll-free telephone at 1-877-PRX-VOTE (1-877-779-8683)

3.	By completing and mailing your Proxy Card or Voter Instruction Form

4.	By written ballot at the Annual Meeting

If the enclosed Proxy Card is properly executed using any of the methods described above, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders or at any adjournment of that meeting. Where shareholders specify a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of the directors listed as nominees named in the Proxy, in favor of approval of the X-Rite, Incorporated Amended and Restated Employee Stock Purchase Plan, and at the discretion of the Proxy voters on any other matters voted upon at the meeting. A Proxy may be revoked prior to its exercise by (1) delivering a written notice of revocation to the Secretary of the Company, (2) delivery of a later-dated Proxy, including by telephone or Internet vote, or (3) attending the meeting and voting in person. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a Proxy.

The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited personally or by telephone or facsimile by a few regular employees of the Company without additional compensation. The Company has retained D.F. King & Co., Inc., to aid in the solicitation of proxies at an estimated cost of $4,800, plus expenses. In addition, brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending proxy materials to beneficial owners.

Voting Securities and Record Date

The Board of Directors has fixed March 31, 2004 as the record date for determining shareholders entitled to vote at the Annual Meeting. On that date 20,725,116 shares of the Company’s common stock, par value $.10 per share, were issued and outstanding. Shareholders are entitled to one vote for each share of the Company’s common stock registered in their names at the close of business on the record date. A majority of the shares entitled to vote represented in person or by proxy will constitute a quorum for action at the Annual Meeting. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transactions of business. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Election of Directors

The Company’s Articles of Incorporation specify that the Board of Directors shall consist of at least six (6), but not more than nine (9) members, with the exact number to be fixed by the Board from time to time. The Board has fixed the number of directors at nine (9). The Articles also specify that the Board of Directors be divided into three classes, with the directors of the classes to hold office for staggered terms of three (3) years each. The Board of Directors has nominated Peter Banks, L. Peter Frieder and Ronald A. VandenBerg for election as directors to three-year terms expiring in 2007. The Board of Directors has also nominated Michael C. Ferrara for election as director to a two-year term expiring in 2006. Mr. Frieder was appointed to the Board of Directors in November 2003 and Mr. Ferrara was appointed to the Board of Directors in July 2003. The Company’s Articles of Incorporation require that directors like Mr. Frieder and Mr. Ferrara, who were appointed to the Board of Directors, stand for reelection at the next Annual Meeting of shareholders.

Unless otherwise specifically directed by a marking on a shareholder’s Proxy, the persons named as proxy voters in the accompanying Proxy will vote for the nominees described below. If any of these nominees becomes unavailable, which is not now anticipated, the Board of Directors may designate a substitute nominee, in which case the accompanying Proxy will be voted for the substituted nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Directors are elected by a plurality of the votes cast by shareholders entitled to vote on their election at a meeting at which a quorum is present. Accordingly, the nominees receiving the most affirmative votes cast will be elected, regardless of the number of votes received. Shares not voted at the meeting, whether by abstention, broker nonvote, or otherwise will not have a bearing on the outcome of the election.

The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.

The content of the following table relating to age and business experience is based upon information furnished to the Company by the nominees and directors.

Names, (Ages), Positions and Backgrounds Of Nominees	Service as a Director

Nominees For Terms to Expire in 2007

Peter M. Banks (66) is the President of the Institute for the Future, a non-profit research group located in Menlo Park, CA. From April 2003 to January 2004, he was a co-founder, director and CEO of Akonni Biosystems, Inc., a startup venture headquartered in Gregory, Michigan. Prior to that, he had retired in 2000 from ERIM International Inc., a high technology research and development defense systems company headquartered in Michigan, following its purchase by the Veridian Corporation of Washington, D.C. He continues with Veridian as a part-time consultant. From 1995 to 1999 he held the position of President, CEO and COB of ERIM International Inc.	Director since 1998 Member of the Nominating & Governance Committee and Compensation Committee

L. Peter Frieder (61) is the President and CEO of Gentex Corporation, a designer, developer and manufacturer of integrated life support systems for human protection and enhanced human performance headquartered in Carbondale, Pennsylvania. He has held that position for more than five years. Since 1995, he has served as a Senior Vice President for U.S. Business Development for Essilor. It designs and manufactures corrective lenses worldwide and is a publicly traded company on the Paris Exchange.	Director since November 2003 Member of the Nominating & Governance Committee

Ronald A. VandenBerg (65) is a general business consultant. He served in several senior management positions for more than five years, including Senior Vice President at Donnelly Corporation (now Magna Donnelly Corporation) until his retirement in 1999. Magna Donnelly Corporation is a manufacturer of glass related products for the automotive and electronics industries, headquartered in Michigan.	Director since 1989 Chairman of the Compensation Committee

Names, (Ages), Positions and Backgrounds of Nominees	Service as a Director

Nominees For Terms to Expire in 2006

Michael C. Ferrara (61) is the CEO and President of X-Rite, Incorporated and has held that position since July of 2003. For the period June 2001 to 2003, he served as President and COO of

X-Rite, Incorporated. Previously, he was the President of Marine Optical Group, a worldwide design and marketing company in the eyewear business headquartered in Boston, Massachusetts, and he held that position for more than five years.

Director since July 2003

Directors Whose Terms Expire in 2005

Stanley W. Cheff (62) is Chairman of the Board of Wolverine Building Group, a construction firm head-quartered in Michigan. Previously, Mr. Cheff served as President and Chief Executive Officer of Wolverine Building Group, holding that position for more than five years.	Director since 1996 Chairman of Nominating & Governance Committee and Member of the Compensation Committee

James A. Knister (66) served in several senior management positions for more than five years, including Chief Financial Officer, for Donnelly Corporation (now Magna Donnelly Corporation) until his retirement in 1999. Magna Donnelly Corporation is a manufacturer of glass related products for the automotive and electronics industries, head-quartered in Michigan.	Director since 1996 Member of the Nominating & Governance Committee

John E. Utley (63) retired in 1999 as Acting Deputy President of Lucas Varity Automotive. Lucas Varity was headquartered in London, England prior to being sold to TRW, Inc. Prior to that, he served in several senior management positions for more than five years, including Senior Vice President Strategic Marketing for Varity Corporation and served as Chairman of the Board of both Kelsey Hayes Co. and Walbro Corporation.	Director Since 2000 Chairman of the Board of Directors and Member of the Audit Committee Ex-officio member of all other Board Committees

Directors Whose Terms Expire in 2006

Paul R. Sylvester (44) is CEO and President of Manatron, Inc., a local government software and services provider headquartered in Michigan, and has held that position since 1996. He joined Manatron in 1987 as its Vice President of Finance and CFO. He is a CPA and has served on Manatron’s Board of Directors since 1987.	Director since January 2003 Chairman of the Audit Committee

Mark D. Weishaar (46) is CEO and President of Sturgis Molded Products, a custom injection molding company headquartered in Michigan, and has held that position since 1997. Previously, he was Vice President of Business Development at Moore Corporation Limited, a multi-national business forms printer. Mr. Weishaar is a CPA and served as Managing Partner for BDO Seidman, LLP where he worked for 13 years in various capacities.	Director since January 2003 Member of the Audit Committee

Proposal to Amend and Restate Employee Stock Purchase Plan

On February 10, 2004, the Board of Directors adopted the X-Rite, Incorporated Amended and Restated Employee Stock Purchase Plan (the “Plan”), subject to approval of the shareholders of the Company. The following summary of the Plan is subject to the specific provisions contained in the complete text of the Plan set forth in Appendix A to this Proxy Statement. The purpose of the Plan is to provide our employees with an opportunity to purchase shares of common stock at a discount thereby acting as a further inducement to continue their employment with us and to encourage employees to increase their efforts to promote our best interests.

General

The Plan provides for the purchase by employees of the Company in the aggregate not more than 1,000,000 shares of the common stock of the Company. The Plan is intended to replace a similar plan initially adopted by the Board of Directors in November of 1994, last amended in 2000, and set to expire in November of 2004.

The Plan enables eligible employees of the Company to acquire shares of common stock of the Company through payroll deductions and/or lump sum payments. Employee deductions or lump sum payments are credited to separate employee accounts, and at the end of each purchase period the funds credited to each employee account are used to purchase shares of common stock at a price currently equal to 85 percent of the then fair market value of the common stock.

Eligibility and Participation

Currently, participation in the Plan is open to all of active employees (“Eligible Employees”), except (a) employees who have not been continuously employed by the Company for at least one year; (b) employees whose customary employment by us is less than 20 hours per week; and (c) employees whose customary employment is not for more than five months in a calendar year. Purchase periods commence every fiscal quarter and end on the last date of each fiscal quarter.

No Eligible Employee may purchase shares under the Plan (a) if such employee, immediately after receiving the grant of an option under the Plan owns 5 percent or more of the combined voting power or value of the stock of the Company (as defined by Sections 423(b)(3) and 424(d) of the Internal Revenue Code of 1986, as amended); or (b) which permits such employee to purchase stock under the Plan aggregating more than $25,000 in any one calendar year.

An employee who is an Eligible Employee at or prior to the first day of any purchase period may become a participant as of such date by (a) completing and returning a payroll deduction authorization form (the “Authorization”) to the Eligible Employee’s appropriate payroll location at least 10 days prior to the first day of any purchase period; or (b) completing and forwarding a lump sum payment form furnished by the Company accompanied by payment of the lump sum at least 45 days prior to the last day of the purchase period. The Authorization will direct a regular payroll deduction from the Eligible Employee’s compensation to be made on each pay date occurring during each purchase period in which the Eligible Employee is a participant. A participant may authorize a payroll deduction of not less than Ten and No/100 Dollars ($10.00) for each pay period and/or make one lump sum payment in any purchase period, subject to certain limitations in the Plan and the $25,000 calendar year limitation referred to above.

Payroll deductions will be made by the Company for each participant in accordance with the Authorization and will continue until the participant’s participation terminates, his or her Authorization is revised or revoked, or the Plan terminates. By filing a new Authorization at least ten days prior to the beginning of any purchase period, a participant may increase or decrease his or her payroll deductions within the limits specified above.

Purchase of Shares

All payroll deductions or lump sum payments made with respect to a participant will be credited to his or her stock purchase account (“Purchase Account”), which will be a non-interest bearing account.

Each participant, during each purchase period, will be granted an option as of the last business day of that purchase period (“Purchase Date”), for the purchase of as many full shares of common stock, but not less than one (1) full share, as may be purchased with the funds in his or her Purchase Account. This option will be exercised automatically unless the participant terminates participation in the Plan. The purchase price for each share of common stock is currently 85 percent of the fair market value of a share of stock on the Purchase Date. As of each Purchase Date, the Purchase Account of each participant will be totaled and as many full shares will be purchased for the participant as the Purchase Account will allow. Any balance remaining in a participant’s Purchase Account after a Purchase Date will be carried forward in the Purchase Account for the following purchase period. Any balance remaining in a Purchase Account upon termination of employment or at the termination of the Plan will be automatically refunded to the participant.

If the Company’s common stock is not traded in the NASDAQ Stock Market and does not become listed upon an established stock exchange, the fair market value for the shares to be purchased on each Purchase Date will be determined by the Board Committee.

Shares issued to participants pursuant to the Plan will be from the Company’s authorized but unissued common stock. The Company reserves the right, however, to purchase shares in the over-the-counter market for issuance to participants.

Termination of Participation

Upon a participant’s retirement, death, or termination of employment, no payroll deduction will be taken from any pay due and owing to him or her at such time. The balance in the Purchase Account will be paid to the terminating participant, or to his or her estate if termination results from death.

A participant may, for any reason and at any time on written notice to us prior to the last pay date in any purchase period, elect to terminate participation in the Plan and permanently draw out the balance accumulated in his or her Purchase Account. Upon termination as a participant, the Authorization will be revoked with respect to subsequent payroll deductions, and the amount in the Purchase Account and not payable in respect to the exercise of any option to purchase stock theretofore granted under the Plan, as well as any payroll deductions made after such revocation, will be returned promptly to the former participant. An Eligible Employee who has thus terminated participation in the Plan may thereafter begin participation in the Plan again, but only after the expiration of one (1) purchase period subsequent to the purchase period in which the Participant terminated enrollment in the Plan.

In the event the Company terminates the Plan, or upon the expiration of the term of the Plan, all amounts in the Purchase Accounts of participants will be promptly refunded. Rights under the Plan may not be transferred by a participant and are exercisable only by a participant during his or her lifetime.

Administration, Termination and Amendment

The Plan is administered by the Compensation Committee appointed by our Board of Directors (the “Committee”), which currently consists of three Directors who are not our officers or employees. The Board of Directors may remove members from or add members to the Committee and will fill any vacancies on the Committee. A majority of the Committee constitutes a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present (or acts approved in writing by a majority of the members of the Committee) are valid acts of the Committee. Unless otherwise determined by the Board of Directors, the interpretation and construction of the Plan by the Committee is binding.

The Plan will terminate on May 4, 2014, unless the Company, through its Board of Directors, elects to terminate the Plan at any earlier time. The Board of Directors may also amend the Plan from time to time, except that without the approval of the holders of a majority of our shares of stock entitled to vote, no amendment may (a) increase the number of shares approved for issuance under the Plan; (b) decrease the purchase price per share; or (c) modify the eligibility requirements for participation in the Plan.

Federal Tax Consequences

The Plan is intended to be a qualified employees’ stock purchase plan within the meaning of Section 423 of the Code. The consequences of the issuance and disposition of shares under the Plan are summarized below, based on management’s understanding of existing federal income tax laws.

Funds credited to employee Purchase Accounts through payroll deductions are a part of current compensation taxable as ordinary income, although not actually received by employees. Under the Plan, an option to purchase shares from funds credited to an employee’s Purchase Account is considered granted on the last day of each purchase period, and the simultaneous purchase of such shares at that time is considered to be the exercise of that option.

Under the current provisions of the Code, if no disposition of the shares acquired under the Plan is made for at least two years after the date of exercise of the option, no income will be recognized by a participant at the time the option is granted or exercised. This two-year holding period requirement will be deemed to be satisfied if the shares acquired under the Plan are transferred after the death of an employee by his or her estate, or by a person who acquired the shares by bequest or inheritance or by reason of the death of the employee, regardless of the length of time the shares were owned by the participant.

If shares acquired by a participant are sold after being held for the required holding period, the participant, upon disposition of the shares (or his or her estate upon the participant’s death), will realize compensation taxable as ordinary income, equal to the lesser of: (a) the amount by which the fair market value of the shares at the time of disposition or death exceeds the option exercise price (the purchase price for the stock); or (b) the amount by which the fair market value of the shares at the time the option was granted exceeded the option exercise price (the purchase price for the stock). If the fair market value of the shares at the time of disposition exceeds the fair market value of the shares at the time the option was granted, the difference between these amounts will be taxed as a capital gain. If the fair market value of the shares at the time of disposition or death is less than the option exercise price, no ordinary income is recognized and the difference between the option exercise price and the sale price is treated as a capital loss. No deduction is allowed to us as a result of the grant or exercise of or option to purchase shares, except in the case of a disqualifying distribution described below.

Disqualifying Disposition

If an employee disposes of shares purchased under the Plan before the expiration of the two-year holding period, the disposition of the shares will be treated as a “disqualifying disposition”, and the employee will not be entitled to the tax treatment described above. In the event of a disqualifying disposition, at the time the shares are disposed of, the employee must include in his or her compensation the difference between the option exercise price (the purchase price for the stock) and the fair market value of the stock at the time of grant. The Company will then be entitled to a deduction for federal income tax purposes equal to the amount recognized as compensation by the employee. The difference between the selling price, if applicable, and the option price (plus the amount recognized as compensation) is treated as a capital gain or loss.

Other Information

On March 15, 2004, the closing price of the Company’s stock was $13.35 per share.

Required Vote for Approval

At the Annual Meeting, the shareholders are being requested to consider and approve the Plan. The affirmative vote of the holders of the majority shares present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Plan. Abstentions will be counted toward the total tabulation of the votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for purposes of whether this proposal is approved.

The Board of Directors recommends a vote FOR approval of the X-Rite, Incorporated Amended and Restated Employee Stock Purchase Plan.

Governance of the Company

The Board has determined that a majority of the Directors are “independent” for purposes of compliance to The Nasdaq Stock Market (“Nasdaq”) listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002, and that all of the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 and Nasdaq listing standards. The Board based these determinations primarily on a review of the responses of the Directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the Directors.

The Board has adopted a charter for each of the three standing committees that address the make-up and functioning of the Board, along with a selection process for Board candidates. The Board has also adopted an Ethical Conduct Policy that applies to all of our employees, officers and Directors; a Code of Ethics for Senior Executive Officers; and a Whistleblower’s Protection Policy. You can find links to these materials on the Company’s website under Investor Relations at www.xrite.com.

Board Attendance

Each member of the Board of Directors is expected to make a reasonable effort to attend all meetings of the Board of Directors, all applicable committee meetings, and each Annual Meeting of Shareholders. While no formal policy with respect to attendance has been adopted, attendance at these meetings is encouraged and expected. All members of the Board attended the 2003 Annual Meeting of Shareholders and each of the current members of the Board is expected to attend the 2004 Annual Meeting of Shareholders. During fiscal 2003, the Board held six meetings and the committees held a total of 15 meetings. Each director attended at least 75 percent of the aggregate total of the number of meetings of the Board plus the total number of meetings of all applicable committees on which such director served.

Audit Committee

The Audit Committee focuses its efforts on the following three areas:

•	The adequacy of X-Rite, Incorporated’s internal controls and financial reporting process and the integrity of X-Rite, Incorporated’s financial statements;

•	The performance of X-Rite, Incorporated’s internal auditors and the qualifications, independence and performance of

X-Rite, Incorporated’s independent auditors; and

•	X-Rite, Incorporated’s compliance with legal and regulatory requirements.

The committee meets periodically with management to consider the adequacy of X-Rite, Incorporated’s internal controls and the financial reporting process. It also discusses these matters with X-Rite, Incorporated’s independent auditors and with appropriate Company financial personnel. The committee reviews our financial statements quarterly and discusses them with management and the independent auditors before those financial statements are filed with the Securities and Exchange Commission. During 2003, the Audit Committee held six (6) meetings.

The committee regularly meets privately with the independent auditors, has the sole authority to retain and dismiss the independent auditors and periodically reviews their performance and independence from management. The independent auditors have unrestricted access and report directly to the committee.

Audit Committee Financial Expert.    The Board has determined that the Chairman of the committee, Mr. Sylvester, is an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K, and “independent” for purposes of current and recently-adopted Nasdaq listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934. The Audit Committee operates under an Audit Committee Charter which was amended in 2003 and is attached as Appendix B. The Charter is available on the Company’s website under Investor Relations at www.xrite.com.

Report of the Audit Committee

We have reviewed X-Rite, Incorporated’s audited financial statements as of and for the fiscal year ended January 3, 2004, and met with both management and Ernst & Young LLP, X-Rite, Incorporated’s independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discuss with us their independence and any other matters they are required to discuss with us or that they believe should be raised with us. We oversee these processes, although we must rely on the information provided to us and on the representations made by management and the independent auditors.

We have received from and discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. We also discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

Based on these reviews and discussions, we recommended to the Board that the Company’s audited financial statements be included in X-Rite, Incorporated’s annual report on Form 10-K for the fiscal year ended January 3, 2004.

Paul R. Sylvester (Chair)

John E. Utley

Mark D. Weishaar

Nominating and Governance Committee

The Nominating and Governance Committee (the “N&GC”) is currently comprised of three members, and all of the members are nonemployee directors of the Company. The primary functions of the N&GC include assisting the Board of Directors and the independent directors in matters related to Board composition and size, Board policies (e.g., term limits, service requirements, and retirement), nominations, evaluation of the Board and Board and management succession, director orientation and education, and other corporate governance matters, as are appropriately delegated to it by the Board.

The N&GC has a role in identifying director candidates consistent with criteria established by the Board, including the slate of directors presented for election at this Annual Meeting of Shareholders. Historically, the Company has not had a formal policy concerning stockholder recommendations to the N&GC (or its predecessors). To date, the Company has not received any recommendations from stockholders requesting that the N&GC (or any predecessor) consider a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. The N&GC will consider this matter fully during the upcoming year with a view to adopting and publishing a policy on stockholder recommendations for director nominees prior to the 2005 Annual Meeting of Stockholders.

In evaluating director nominees, the N&GC considers the following factors:

•	the appropriate size of the Company’s Board of Directors;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;

•	experience with accounting rules and practices;

•	appreciation of the relationship of the Company’s business to the changing needs of society; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The N&GC’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so the N&GC also considers candidates with appropriate non-business backgrounds.

Other than the foregoing there are no stated minimum criteria for director nominees, although the N&GC may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The N&GC does, however, believe it appropriate for at least one, and, preferably, several, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of “independent director” under NASDAQ rules. The N&GC also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.

The N&GC identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the N&GC or the Board decides not to re-nominate a member for re-election, the N&GC identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the N&GC and Board of Directors are polled for suggestions as to individuals meeting the criteria of the N&GC. Research may also be performed to identify qualified individuals. To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

While the N&GC is not composed entirely of independent directors, it is the goal of the Board of Directors for the N&GC to be comprised of all independent members as quickly as is practical. Until the N&GC is comprised entirely of independent directors, the independent directors oversee the activities of the N&GC as required by applicable laws, rules, regulations, and listing standards. The N&GC operates under a Nominating and Governance Committee Charter which is available on the Company’s website under Investor Relations at www.xrite.com. During 2003, the N&GC held four (4) meetings.

Compensation Committee - Report on Executive Compensation

The Compensation Committee is currently comprised of three members, and all of the members are nonemployee directors of the Company. The primary function of the Compensation Committee is to assist the Board of Directors and the independent directors on the Board in matters related to compensation as may be appropriately delegated to it by the Board. While the Compensation Committee is not currently comprised entirely of independent directors, it is the goal of the Board for the Compensation Committee to be comprised of all independent members as quickly as is practical. Until the Compensation Committee is comprised entirely of independent directors, the independent directors oversee the activities of the Compensation Committee as required by applicable law, rule, regulation, or listing standard.

Compensation Philosophy. The Company’s compensation policies are designed to enhance the Company’s ability to attract, motivate, and retain competent and dedicated management. In constructing and applying these policies, a conscious effort is made to identify and evaluate programs for comparable employers, considering factors such as geography and industry influences, relative sizes, growth stages, and market capitalization. In fulfilling its role to assist the Board of Directors and the independent directors, the Compensation Committee has, at times, enlisted the assistance of a consulting firm to establish a peer group of corporations that can be used for compensation comparison purposes.

Components of Compensation. In general, compensation packages for executive officers are composed of three elements: base salary; annual bonus; and stock-based incentives. Base salary for an executive is determined by the executive’s responsibilities and the Company’s need to be competitive in the market for executive services. Bonus compensation is based on achievement of individual and corporate goals. Stock-based incentives are intended to strengthen the alignment of the interest between the shareholders and senior management and to address long-term performance. The Board of Directors believes the stock ownership of management is of critical importance to the ongoing success of the Company. In the early part of 2003, the Compensation Committee reviewed the annual salary plan with the Chief Executive Officer (“CEO”) for all of the Company’s executive officers, and provided input to the independent directors and the entire Board of Directors to make such adjustments as the independent directors and Board of Directors determined appropriate based upon salary survey data for comparable employers, economic conditions in general, and evaluations by the CEO. Annual salary for the CEO was reviewed by the independent directors and the entire Board of Directors and adjusted based on the same considerations for other executive salaries, plus input from the N&GC and its evaluation of the CEO’s performance. The Company established a bonus program for 2003 applicable to all executive officers of the Company. The program has two components. One component is based on individual performance as determined by the independent directors and the entire Board of Directors based on the input of the Compensation Committee, in conjunction with the CEO with respect to other officers. The second component is based on Company-wide economic performance defined to be roughly the return on average assets. Bonuses, if any, are reported in the Summary of Compensation Table contained in this Proxy Statement.

The Company, by its independent directors and the entire Board of Directors (with the input of the Compensation Committee), also awarded stock options to six (6) existing officers during 2003 under the Company’s Employee Stock Option Plan, including grants to the named executive officers detailed in the table captioned “Option Grants in Last Fiscal Year” contained herein. The options awarded to the executives other than the CEO were based on evaluations provided by the CEO, and input provided by the Compensation Committee and the N&GC to the independent directors and the entire Board of Directors. Each executive’s contribution to achieving agreed upon goals, his or her ability and willingness to influence success, and striving to achieve individual and corporate goals were key factors in the independent directors and Board of Directors determinations. The CEO was also awarded options based primarily on the concept that it is in the best interest of the shareholders to provide incentives for the CEO in the form of stock options, in an amount appropriate relative to the options granted to other executives considering their abilities to influence performance.

Compliance. During 2003, the Company complied with current NASDAQ rules with respect to independent director and/or entire Board of Directors approval of CEO compensation in an executive session where the CEO is not present as well as independent director and/or entire Board of Directors approval requirements of all executive officer compensation. The Compensation Committee operates under a Compensation Committee Charter which is available on the Company’s website under Investor Relations at www.xrite.com. During 2003, the Compensation Committee held five (5) meetings.

Compensation Committee:

        Ronald A. VandenBerg, Chairman

        Stanley W. Cheff

        Peter M. Banks.

Independent Directors:

        John E. Utley

        Ronald A. VandenBerg

        L. Peter Frieder

        Paul R. Sylvester

        Mark D. Weishaar

Compensation of Directors

Our outside Directors, that is Directors who are not employees of X-Rite, Incorporated, receive an annual retainer of $20,000 ($37,000 for chairperson), plus a meeting fee of $1,000 ($1,500 for chairpersons) for each meeting of the Board or a committee attended with the exception of the Audit Committee where a meeting fee of $1,500 ($2,000 for chairperson) is paid. In addition, each outside director immediately following each Annual Meeting of Shareholders is entitled to receive an option to purchase 8,000 shares of the Company’s common stock at a price per share equal to the fair market value on the previous day. Each option has a term of ten years and becomes exercisable six months following the date of issue.

Shareholder Communications with Directors

The Board has adopted a process for shareholder communications and the selection of new Board candidates. You can find links to these materials on the Company’s website under Investor Relations at: www.xrite.com. Generally, shareholders who want to communicate with the Board or any individual Director can write to:

X-Rite, Incorporated

Corporate Secretary

3100 44th Street, S.W.

Grandville, Michigan 49418

Your letter should indicate that you are an X-Rite, Incorporated shareholder. Depending on the subject matter, management will:

•	Forward the communication to the Director or Directors to whom it is addressed;

•	Attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the Directors on request.

Our Relationship with Our Independent Auditors

The consolidated financial statements of the Company and its subsidiaries for the year ended January 3, 2004, have been audited by Ernst & Young LLP, independent public accountants

The aggregate fees billed by Ernst & Young LLP for the fiscal year ended January 3, 2004 and fiscal year ended December 28, 2002 are as follows:

	2003	2002
Audit Fees	$290,184	$230,750
Audit Related Fees	61,200	3,750
Tax Fees	42,971	2,655
Other Fees	—	—

	$394,355	$237,155

Audit fees were for professional services rendered for the audit of the Company’s annual financial statements, the review of quarterly financial statements, and the preparation of statutory and regulatory filings. Audit-related fees consist principally of audit work performed on the consolidated financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits. Tax fees consist of fees billed for return preparation and consulting services.

Preapproval Policy for Auditor Services

The Audit Committee’s policy is to preapprove all audit and nonaudit services provided by the Company’s independent auditors. These services may include audit services, audit related services, tax services, and other services. Preapproval is generally provided for up to one (1) year and any preapproval is detailed as to a particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated preapproval authority to its Chairperson when expedition of service is necessary. Both the Company’s independent auditors and management are required to periodically report to the whole Audit Committee regarding the extent of services provided by the Company’s independent auditors in accordance with this preapproval policy, and the fees for such services.

Appointment of Auditors for Fiscal 2004

The Audit Committee has reappointed Ernst & Young LLP as the independent public accounting firm to audit our financial statements for fiscal 2004.

Representatives of Ernst & Young LLP will be present at the meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934, except with respect to the following Form 4 filing by: (1) Ronald A. Vandenberg covering the exercise of an option to buy and open market sale of 10,000 shares on July 8, 2003 which was reported 5 days late, and (2) the omission of 13,000 options on Form 3 by James M. Weaver granted prior to his becoming an officer of the Company and correctly filed on Form 5 on January 13, 2004.

Securities Ownership of Management

The following table contains information regarding ownership of the Company’s common stock by each director and nominee for election as a director, each executive officer named in the tables under the caption Executive Compensation, and all directors and executive officers as a group. The content of this table is based upon information supplied by the persons identified in the table and represents the Company’s understanding of circumstances in existence as of March 1, 2004.

Amount and Nature of Ownership

Name of Beneficial Owner	Shares Beneficially Owned(1)	Exercisable Options(2)	Total	Percent of Class(3)
Joan Mariani Andrew	22,681	125,000	147,681	*
Peter M. Banks	0	48,000	48,000	*
Bernard J. Berg	30,842	130,000	160,842	*
Stanley W. Cheff	3,000	78,000	81,000	*
Michael C. Ferrara	20,713	92,500	113,213	*
L. Peter Frieder	5,250	0	5,250	*
James A. Knister	2,000	78,000	80,000	*
Jeffrey L. Smolinski	24,284	100,000	124,284	*
Paul R. Sylvester	500	10,455	10,955	*
John E. Utley	5,000	38,000	43,000	*
Ronald A. VandenBerg	8,666	78,000	86,666	*
James M. Weaver	1,100	13,000	14,100	*
Mark D. Weishaar	3,000	10,455	13,455	*
All Directors and Executive Officers as a Group (14 persons)	127,178	801,410	928,588	4.6

*	Less than one percent

(1)	Each person named in the table has sole voting and investment power with respect to the issued shares listed in this column.

(2)	This column reflects shares subject to options exercisable as of March 1, 2004, or within 60 days thereafter.

(3)	The percentages are calculated on the basis of the number of outstanding shares of common stock plus common stock deemed outstanding pursuant to rule 13d-3.

Securities Ownership of Certain Beneficial Owners

The following table contains information regarding ownership of the Company’s common stock by persons or entities beneficially owning more than five percent (5%) of the Company’s common stock. The content of this table is based upon information contained in Schedules 13G furnished to the Company and represents the Company’s understanding of circumstances in existence as of March 1, 2004.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(3)
Putnam Investments, Inc. One Post Office Square Boston, MA 02109	2,087,186		10.1

Ted Thompson 1980 76th Street, SW Byron Center, MI 49315	1,475,800	(1)	7.2

Rufus S. Teesdale 3152 East Gatehouse, S.E. Grand Rapids, MI 49546	1,396,983	(2)	6.8

Kern Capital Management, LLC 114 West 47th Street New York, New York 10036	1,362,200		6.6

(1)	Mr. Thompson is one of the original founders of the Company. His holdings Include 107,500 shares subject to options exercisable within 60 days, and includes 160,000 shares issued to a trust established by Mr. Thompson’s wife, and he disclaims beneficial ownership of those 160,000 shares.

(2)	Mr. Teesdale is one of the original founders of the Company. His holdings include 80,000 shares subject to options exercisable within 60 days.

(3)	The percentages are calculated on the basis of the number of outstanding shares of common stock plus common stock deemed outstanding pursuant to rule 13d-3.

Executive Compensation

The following table contains information regarding compensation paid by the Company with respect to each of the last three fiscal years to its chief executive officer and to the four other most highly compensated executive officers who were serving at the end of fiscal year 2003 for services rendered to the Company (the “named executive officers”).

Summary Compensation Table

Long Term Compensation
		Annual Compensation			Restricted Stock Award(s) ($)		Securities Underlying Options (#)	All Other Compensation ($)(4)
	Year	Salary ($)		Bonus ($)(2)
Michael C. Ferrara(1) Chief Executive Officer	2003 2002 2001	323,029 267,500 174,583	(5)	591,974 20,000 66,875	137,988 — —	(3)	75,000 17,500 17,500	10,114 14,431 4,118

Joan Mariani Andrew Vice President Global Sales	2003 2002 2001	311,425 302,075 190,000	(6) (6)	232,126 — —	— — —		20,000 15,000 15,000	8,153 11,138 11,013

Bernard J. Berg Senior Vice President Engineering	2003 2002 2001	200,000 200,000 200,000		244,343 10,000 —	— — —		20,000 15,000 15,000	19,865 13,629 13,254

Jeffrey L. Smolinski Vice President Operations	2003 2002 2001	189,904 185,000 185,000		232,008 — —	— — —		20,000 15,000 15,000	10,157 11,138 11,013

James M. Weaver(7) Vice President Product Development & Marketing	2003 2002	170,096 140,769		207,809 71,307	— —		8,000 3,000	8,400 9,401

(1)	Michael C. Ferrara became President of the Company on July 9, 2001, and was appointed as its Chief Executive Officer in July of 2003.

(2)	Bonuses paid to the executive officers may be converted into common stock of the Company, at the election of the executive, pursuant to the Company’s Cash Bonus Conversion Plan. Bonuses are converted at a discount of 50 percent from the market value of the stock at the time the bonus is determined. The shares received are subject to certain restrictions on transfer and risks of forfeiture.

(3)	As part of Mr. Ferrara revised employment contract, he received an award of 10,000 shares of restricted stock on December 31, 2003. The shares were issued under the Company’s Second Restricted Stock Plan effective March 13, 1999. The price used to calculate the value of the shares was $11.80, representing the closing price of X-Rite stock on the day prior to grant. Also included is the value of restricted stock pursuant to the Cash Bonus Conversion Plan of $19,998. Restrictions lapse as to 20 percent of the shares six months after grant and as to 20 percent on each of the first four anniversaries of the grant date, or as to all shares in the event of death, disability, retirement, or change in control of the Company. Dividends are paid on these shares to the same extent paid on the Company’s common stock. Mr. Ferrara held 4,264 restricted shares of stock acquired through the Cash Bonus Conversion Plan.

(4)	These amounts represent “matching” contributions by the Company pursuant to its 401(k) Plan, annual premiums for term life insurance, auto allowance, and adoption assistance attributable to each named executive officer.

(5)	Included in this amount is base compensation of $108,029 and relocation payments of $66,554.

(6)	Included in this amount is base compensation of $190,000 and cost of living, currency and tax differential payments for assignment outside of the U.S.

(7)	James M. Weaver became Vice President, Product Development and Marketing of the Company on July 28, 2003. Mr. Weaver joined the Company in December of 2001 as the General Manager of the MatchRite product line.

The following table contains information regarding stock options granted to the named executive officers during the preceding fiscal year.

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options Granted(1)	Percent of Options Granted to All Employees In Fiscal Year	Exercise Price ($/sh)(2)	Expiration Date	Grant Date Present Value ($)(3)
Michael C. Ferrara	25,000 50,000	8.4 16.9	7.12 9.18	1/28/13 3/24/13	81,500 210,744
Joan Mariani Andrew	20,000	6.7	7.12	1/28/13	65,200
Bernard J. Berg	20,000	6.7	7.12	1/28/13	65,200
Jeffrey L. Smolinski	20,000	6.7	7.12	1/28/13	65,200
James M. Weaver	8,000	2.7	9.99	4/28/13	36,880

(1)	Options become exercisable one year after the date of grant.

(2)	The exercise price is the closing price of the Company’s stock on the day prior to the grant date. The price may be paid in cash or by the surrender of outstanding shares.

(3)	Present value calculated under the Black-Scholes Valuation Model, assuming a risk-free rate of return of 2.90 to 3.12 percent, 1.06 percent dividend yield, 54 percent volatility, and exercise in 5 years. This model is an alternative suggested by the Securities and Exchange Commission, and the Company neither endorses this particular model nor necessarily agrees with the method for valuing options. The future performance of the Company and the price of its shares will ultimately determine the value of these options.

The following table contains information regarding the exercise of options during fiscal 2003 by the named executive officers, as well as unexercised options held by them at fiscal year-end.

Aggregate Option Exercises in Last Fiscal Year and Year-End Values

	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael C. Ferrara	17,500	43,793	17,500	75,000	41,125	236,750
Joan Mariani Andrew	—	—	105,000	20,000	258,300	90,600
Bernard J. Berg	—	—	120,000	20,000	258,300	90,600
Jeffrey L. Smolinski	—	—	110,000	20,000	258,300	90,600
James M. Weaver	—	—	2,000	11,000	7,300	26,450

(1)	Based upon the closing price of $11.65 per share of common stock on January 2, 2004, which is the last trading day of fiscal year 2003.

The following table provides information about the Company’s equity compensation plans as of January 3, 2004. The table does not include shares that may be issued under the February 10, 2004 Amended and Restated Employee Stock Purchase Plan which is being submitted for approval at the Annual Meeting.

Equity Compensation Plan Summary

	Number of securities to be issued upon exercise of outstanding options		Weighted-average exercise price of outstanding options	Number of securities Remaining available for Future issuance under Compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by shareholders	2,067,461	(1)	$11.25	4,347,633	(2)
Equity compensation plans not approved by shareholders	0		n/a	0

Total	2,067,461		$11.25	4,347,633

(1)	Represents outstanding options to purchase the Company’s Common Stock granted under the X-Rite, Incorporated 2003 and 1993 Employee Stock Option Plans, as amended and restated, and the X-Rite, Incorporated 2003 and 1993 Outside Directors Stock Option Plans, as amended and restated.

(2)	Represents options available to purchase the Company’s common stock under the X-Rite, Incorporated 2003 Employee Stock Option Plan and the X-Rite Incorporated 2003 Outside Director Stock Option Plan. Included are 708,594 shares available for issuance under the November 15, 1994 Amended and Restated Employee Stock Purchase Plan.

Stock Performance Graph

The following graph depicts the cumulative total return on the Company’s common stock compared to the cumulative total return on the indices for NASDAQ Stock Market (U.S. and foreign) and NASDAQ nonfinancial stocks which is considered to be the Company’s peer group. The graph assumes an investment of $100 on the last trading day of 1998, and reinvestment of dividends in all cases.

Comparison of Five-Year Cumulative Total Returns

Performance Report for

X-Rite, Incorporated

	Year Ended December 31 Cumulative Total Return
	12/98	12/99	12/00	12/01	12/02	12/03
X-Rite, Incorporated	100	81	101	110	90	146
Nasdaq Stock Market (U.S. & Foreign)	100	186	113	89	61	49
Nasdaq Stock Non-Financial Stocks	100	196	114	88	57	45

Other Arrangements

The Company has not adopted any long-term incentive plan or any defined benefit or actuarial plan, as those terms are defined in the applicable regulations promulgated by the Securities and Exchange Commission.

Effective as of a change in control of the Company, the Company has made available to its executive officers’ contracts assuring them of continued employment for a period of three years. In the event of a change in control and the executive’s employment is terminated by the Company during the three-year employment term without good cause, either actually or constructively, the executive is entitled to receive continued compensation and employee benefits for the remainder of the term.

At the time CEO Cook retired from his position as the Company’s chief executive officer and as a director, the Company entered into an agreement with Mr. Cook in connection with the settlement of Mr. Cook’s employment contract. Under Mr. Cook’s Separation Agreement entered into effective as of March 7, 2003, he is entitled to 18 months of his former $325,000 annual base salary, which payments will be made in substantially equal installments over an 18-month period. Mr. Cook also was granted vesting of certain unvested stock options and certain unvested shares in the Company’s Cash Bonus Conversion Plan. Mr. Cook is obligated (i) to be reasonably available to provide information, transition assistance and other services at the request of the Company during the period of severance, (ii) not to compete with the Company or solicit its employees for a period of two years after his retirement, and (iii) to hold confidential any proprietary information of the Company.

CEO Ferrara has an Employment Agreement with the Company for an initial term of approximately four years, ending December 1, 2007, renewable annually thereafter for three successive one-year periods unless terminated by either party as of the end of the initial term or any renewal term. During its continuation, either party may terminate the Agreement for specified reasons. Mr. Ferrara is entitled to receive cash compensation for a minimum of eighteen months and certain perquisites for the unexpired portion of the then current term if his employment is terminated for any reason other than death, disability, voluntary quit, or discharge for good cause. Mr. Ferrara is obligated not to compete with the Company or solicit its employees for a period of two years after termination of his employment. Mr. Ferrara’s Agreement has been coordinated with the above-described change in control arrangement in the event a change in control of the Company occurs.

At the time former Chairman Ted Thompson retired from his position as the Company’s Chief Executive Officer and retired from day-to-day management of the Company’s affairs, the Company entered into an agreement with Mr. Thompson for the purpose of defining an ongoing relationship with the Company. In addition to specifying his responsibilities, compensation, and benefits, the agreement provided for compensation and insurance benefits for a period of five years after conclusion of his service as Chairman. On September 13, 2001, Mr. Thompson retired as Chairman of the Company and an amendment to that agreement was entered into providing Mr. Thompson certain health benefits in lieu of certain compensation. Mr. Thompson is obligated not to compete with the Company for a period ending two years after termination of the agreement.

At the time CFO Kluting retired from his position as the Company’s chief financial officer, the Company entered into a separation agreement with Mr. Kluting. Under Mr. Kluting’s Separation Agreement effective as of July 24, 2003, he is entitled to 15 months of his former $210,000 annual base salary, which payments will be made in substantially equal installments over a 15 month period and received a full incentive bonus for fiscal year 2003 in the amount of $255,000. Mr. Kluting also was granted vesting of certain unvested stock options and certain unvested shares in the Company’s Cash Bonus Conversion Plan. Mr. Kluting is obligated (i) to be reasonably available to provide information, transition assistance and other services at the request of the Company during the period of severance, (ii) not to compete with the Company or solicit its employees for a period of two years after his retirement, and (iii) to hold confidential any proprietary information of the Company.

Any director of the Corporation serving prior to February 10, 2004, who serves the shorter of at least: (i) nine years or (ii) three maximum length terms of office as a director and who either resigns as a director or does not stand for reelection, shall be entitled to be considered for the position of “Director Emeritus.” If nominated by the Nominating and Governance Committee and elected by the Board of Directors, a Director Emeritus shall continue in that position for a period equal to the time served as a regular director prior to February 10, 2004, or until an earlier resignation or death. During their tenure, Directors Emeritus shall be given notices of all meetings of the Board of Directors, and they shall perform such consulting services for the Corporation as the Board of Directors may reasonably request from time to time. Directors Emeritus shall be entitled to attend and participate in all such meetings of the Board of Directors, except that they may not vote and they shall not be counted for purposes of determining a quorum. Directors Emeritus shall receive an annual cash retainer fee equal to the lesser of: (i) the annual cash retainer fee in place at the time the director resigned as a director or did not stand for reelection; or (ii) the annual cash retainer fee in place at any time during the period such director holds the position of Director Emeritus, and shall be entitled to reimbursement for expenses of attendance at meetings of the Board, but they shall receive no other compensation from the Corporation.

Certain Relationships and Related Transactions

XR Ventures, LLC is a joint venture between the Company and Peter M. Banks and James A. Knister. The main focus of XR Ventures was to find, acquire, develop, and operate interests in businesses or technologies important to the growth of new markets for the Company. Prior to December 2003, Mr. Banks and Mr. Knister were responsible for the day-to-day operations of XR Ventures with input from the Company. The Company funded all acquisitions made by XR Ventures and, in exchange, will receive its investment back in full before any distributions are made. The Company will receive 80 percent of the gains on investments. Dr. Banks and Mr. Knister will receive 20 percent of the gains on investments. Mr. Banks and Mr. Knister are reimbursed for their expenses, but receive no salary or additional Board fees relating to XR Ventures. The Company reached the XR Ventures arrangement with Mr. Banks and Mr. Knister through arms-length negotiation, in which the Company was represented by it regular counsel and Mr. Banks and Mr. Knister were represented by separate counsel. In December of 2003, the Company, Mr. Banks and Mr. Knister amended the XR Ventures, LLC agreement, and Mr. Banks and Mr. Knister resigned as managing members in XR Ventures, LLC. Mr. Banks and Mr. Knister remain members of XR Ventures, LLC, but have no formal day to day operating duties.

The Company entered into a five year lease on October 2, 2000 on a facility owned by a partnership in which Stanley W. Cheff is a fifty percent partner. The Company paid $237,895 of rent during 2003 for this facility. The lease agreement was reached through arms-length negotiation with the partnership which was represented by its own counsel. The Board of Directors believes the terms of this lease are at least as favorable to the Company as could have been obtained from unrelated parties.

Shareholder Proposals – Annual Meeting

Any proposal of a shareholder must be received by the Company at its headquarters, 3100 44th Street, S.W., Grandville, Michigan 49418, no later than December 9, 2004 in order to be considered for inclusion in the Company’s Proxy Statement relating to the 2005 Annual Meeting. Shareholders who wish to submit a proposal not intended to be included in the Company’s Proxy Statement relating to the 2005 Annual Meeting, but to be presented at that meeting, or who propose to nominate a director for election at that meeting, are required by the Company’s Articles of Incorporation and Bylaws to provide notice of such proposal or nomination to the Company. Nominations for directors must be received not later than thirty days prior to the date of the Annual Meeting (or within seven days after the Company mails, or otherwise gives notice of the date of such meeting, if such notice is given less than forty days prior to the meeting date). All other proposals must be received not less than sixty nor more than ninety days prior to the scheduled meeting date, provided, that if less than seventy days notice, or prior public disclosure of the date of a scheduled meeting is given or made, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made. This notice must contain the information required by the Company’s Articles Incorporation and Bylaws and must be submitted in accordance with the procedures outlined therein.

Miscellaneous

The Company’s Annual Report to Shareholders including financial statements, as well as the Company’s annual report on Form 10-K, is being mailed to shareholders with this Proxy Statement.

Management is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other business should come before the meeting, the persons named as proxy holders in the accompanying Proxy intend to vote the shares in accordance with their judgment, and discretionary authority to do so is included in the Proxy.

SHAREHOLDERS ARE URGED TO PROMPTLY DATE, SIGN, AND RETURN

THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors
Mary E. Chowning Secretary

April 7, 2004

Grandville, Michigan

Appendix A

X-RITE, INCORPORATED

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(Adopted February 10, 2004)

1. Purpose. The purpose of this X-Rite, Incorporated Amended and Restated Employee Stock Purchase Plan is to provide employees of the Company with a further inducement to continue their employment with the Company and to encourage those employees to increase their efforts to promote the best interests of the Company. The Plan allows Eligible Employees to purchase Stock at a price less than the market price under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Definitions. The following words and phrases shall have the following meanings as used in this Plan:

a. “Authorization” means the payroll deduction direction specified in Section 7 of this Plan.

b. “Board” means the Board of Directors of X-Rite, Incorporated.

c. “Committee” means the committee appointed by the Board to administer the Plan.

d. “Company” means X-Rite, Incorporated, as well as any subsidiary corporation that is more than fifty percent (50%) controlled by X-Rite, Incorporated, directly or indirectly, and which has been approved by the Board for inclusion in the Plan.

e. “Eligible Employee” means a person meeting the requirements of Section 4 of this Plan.

f. “Market Value” means the closing sale price reported in the Nasdaq Stock Market or, if such value is not available, such other estimate of fair market value as the Committee shall determine.

g. “Participant” means an Eligible Employee who has elected to participate in this Plan.

h. “Plan” means this X-Rite, Incorporated Amended and Restated Employee Stock Purchase Plan.

i. “Purchase Account” means the account established for a Participant as provided in Section 8 of this Plan.

j. “Purchase Period” means each fiscal quarter of the Company.

k. “Stock” means the common stock of X-Rite, Incorporated, par value $0.10 per share.

3. Administration.

a. The Plan shall be administered by a Committee appointed by the Board as the Board shall determine from time to time. A majority of members of the Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible to the Board for the operation of the Plan, and the interpretation and construction of any provision of the Plan by the Committee shall be final and binding, unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

b. The Committee shall consist entirely of members who are Non-Employee Directors as such term is defined in Rule 16b-3 promulgated by the Securities and Exchange Commission.

c. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company, to the maximum extent permitted by law, from and against any cost, liability, or expense imposed or incurred in connection with such persons taking or failing to take any action under the Plan.

4. Eligibility. All active employees of the Company shall be Eligible Employees, entitled to participate under the Plan, except: (a) employees who have been continuously employed by the Company for less than one year; (b) employees whose customary employment by the Company is for less than 20 hours per week; and (c) employees whose customary employment by the Company is not for more than five months in a calendar year. No option rights shall be granted under the Plan to any person who is not an Eligible Employee, and no Eligible Employee

shall be granted option rights under the Plan: (a) if such employee, immediately after receiving the grant of such option rights under the Plan, owns (under the rules of Sections 423(b)(3) and 424(d) of the Code) stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company; or (b) which permit such employee to purchase stock under this Plan and any other employee stock purchase plan of the Company aggregating more than $25,000 of the fair market value of such stock (“Maximum Value”) (determined at the time the respective options are granted) in any one calendar year, and in no event may such option rights accrue at a rate which exceeds that permitted by Section 423(b)(8) of the Code.

5. Stock Available for Plan. Purchases of Stock pursuant to and on behalf of this Plan for delivery under this Plan may be made out of the Company’s presently or hereafter authorized but unissued Stock, or from outstanding Stock, or partly out of each, as determined by the Board. The maximum number of shares of Stock which may be purchased under the Plan is 1,000,000 shares as of the effective date, subject, however, to adjustment as hereinafter set forth. In the event the Company shall, at any time after the effective date of the Plan, change its issued Stock into an increased number of shares of Stock, with or without par value, through a Stock dividend or split of shares, or into a decreased number of shares, with or without par value, through a combination of shares, then effective with the record date for such change, the maximum number of shares of Stock which thereafter may be purchased under the Plan shall be the maximum number of shares which, immediately prior to such record date, remained available for purchase under the Plan, proportionately increased, in the case of such Stock dividend or split up of shares, or proportionately decreased in the case of such combination of shares. In the event of any other change affecting Stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

6. Effective Dates. This Plan was adopted by the Board of Directors on February 10, 2004, and will become effective if approved by the shareholders of the Company on May 4, 2004. It is intended to replace a previous plan effective September 20, 2000, which shall remain in place until the first Purchase Period under this Plan commences. The first Purchase Period under this Plan shall commence on [beginning of third quarter] and end on [end of third quarter].

7. Participation. An employee of the Company who is an Eligible Employee at or prior to the first day of any Purchase Period may become a Participant as of such date by: (a) at least ten (10) days prior to such date, completing and forwarding a payroll deduction authorization form (“Authorization”) to the Company’s payroll department; and/or (b) at least forty-five (45) days prior to the last day of the Purchase Period, completing and forwarding a lump sum payment form furnished by the Company accompanied by payment to the Company in the amount of the lump sum to be credited to the Eligible Employee’s Purchase Account. The Authorization will direct a regular payroll deduction from the Participant’s compensation to be made on each of the Participant’s pay dates occurring during each Purchase Period in which he or she is a Participant.

8. Payroll Deductions, Lump Sum Payments and Accounts.

a. Payroll Deductions. The Company will maintain payroll deduction accounts for all Participants who have filed Authorizations for payroll deduction. Payments made by Participants, whether by payroll deduction or lump sum payment, shall be credited to the Participant’s Purchase Account. No amounts other than payroll deductions and lump sum payments authorized under this Plan may be credited to a Participant’s Purchase Account. Subject to the terms of the Plan, a Participant may authorize a payroll deduction in any amount not less than Ten and No/100 Dollars ($10.00) for each pay date.

b. Lump Sum Payments. Subject to the terms of the Plan, a Participant may make one lump sum payment in any Purchase Period in any amount not less than Two Hundred and No/100 Dollars ($200.00). Notwithstanding anything to the contrary, in no event shall payments of any kind for credit to a Purchase Account by or on behalf of any Participant in any calendar year aggregate more than Ten Thousand and No/100 Dollars ($10,000.00) by payroll deduction or Fifteen Thousand and No/100 Dollars ($15,000.00) by lump sum contribution or an amount that would result in the purchase of Stock having an aggregate Maximum Value (as defined in Section 4 above).

c. Accounts. The Committee shall cause to be established for bookkeeping purposes a “Purchase Account” and a “Share Account.” Amounts credited to the Purchase Account shall be made in the manner set forth in Section 8(a) above. Stock purchased under the Plan shall be allocated to each Participant’s Share Account and shall be allocated in the manner set forth in Section 11 below. Until certificates for such Stock are issued, no person shall have any right to sell, assign, mortgage, pledge, hypothecate, or otherwise encumber any of the Stock.

9. Changes in Payroll Deduction. Payroll deductions shall be made for each Participant in accordance with the Participant’s Authorization and shall continue until the Participant’s participation terminates, the Authorization is revised or revoked, or the Plan terminates. A Participant may, as of the beginning of any Purchase Period, increase or decrease the Participant’s payroll deduction within the limits specified in Section 8 by filing a new Authorization at least ten (10) days prior to the beginning of such Purchase Period.

10. Termination of Participation-Withdrawal of Funds. A Participant may for any reason and at any time, on written notice given to the Company prior to the Participant’s last pay date in any Purchase Period, elect to terminate his or her participation in the Plan and permanently draw out the balance accumulated in his or her Purchase Account. Upon any such termination by a Participant, he or she shall cease to be a Participant, his or her Authorization shall be revoked effective upon receipt, and the amount to his or her credit in his or her Purchase Account (exclusive of accounts payable in respect of the exercise of any option to purchase Stock previously granted under the Plan) as well as any unauthorized payroll deductions made after such revocation, shall be promptly refunded in cash to the Employee. An Eligible Employee who has thus terminated participation in the Plan may thereafter begin participation in the Plan again only after the passage of two (2) full fiscal quarters of the Company following such termination and withdrawal of funds. Partial withdrawals of funds shall not be permitted.

11. Purchase of Shares. During each Purchase Period while this Plan remains in effect, each Participant shall be granted an option as of the last business day of each Purchase Period for the purchase of as many full shares of Stock, but not less than one (1) full share, as may be purchased with the funds in his or her Purchase Account. This election shall be automatically made as provided in this Section unless the Participant terminates participation as provided in Section 10. The purchase price for each share of Stock purchased shall be eight-five percent (85%) of the Market Value of a share of Stock on the last business day of the Purchase Period (“Purchase Date”). If such percentage results in a fraction of a cent, the purchase price shall be increased to the next higher full cent. If, as of each Purchase Date, the Participant’s Purchase Account contains sufficient funds to purchase at least one (1) or more full shares, the Participant shall be deemed to have exercised an option to purchase all such shares at the purchase price, the Participant’s Purchase Account shall be charged for the amount of the purchase, and a stock certificate shall be issued to the Participant. As of each subsequent Purchase Date when sufficient funds have again accrued in the Participant’s Purchase Account to purchase one (1) or more shares, shares will be purchased in the same manner. Any balance remaining in a Participant’s Purchase Account after a Purchase Date will be carried forward into the following Purchase Period. Notwithstanding the foregoing, any balance remaining in a Purchase Account at the termination of the Plan will be automatically refunded to the Participant.

12. Registration of Certificates. Certificates may be issued only in the name of the Participant.

13. Rights as a Shareholder. None of the rights or privileges of a shareholder shall exist with respect to shares purchased under this Plan unless and until certificates representing such shares shall have been issued.

14. Rights on Retirement, Death, or Termination of Employment. In the event of a Participant’s retirement, death, or termination of employment, no payroll deduction shall be taken from any pay due and owing to a Participant at such time and the balance in the Participant’s Purchase Account shall be paid to the Participant or, in the event of the Participant’s death, to the Participant’s estate.

15. Rights Not Transferable. Rights under this Plan are not transferable by a Participant and are exercisable only by the Participant during his or her lifetime.

16. Application of Funds. All funds received or held by the Company under this Plan may be used by the Company for any corporate purpose.

17. Governmental Regulations. The Company’s obligation to sell and deliver Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Stock. If, at any time, shares of Stock deliverable hereunder are required to be registered or qualified under any applicable law, or delivery of such shares is required to be accompanied or preceded by a prospectus or similar circular, delivery of certificates for such shares may be deferred for a reasonable time until such registrations or qualifications are effected or such prospectus or similar circular is available.

18. Effective Date, Termination and Amendment. The Plan originally became effective May 4, 2004, the date of approval by the shareholders of the Company. Unless earlier terminated by the Board, the Plan shall terminate on the date ten (10) years subsequent to May 4, 2004, the date on which the Plan became effective, after which date no options may be granted under the Plan. The Board may terminate or amend the Plan at any time, or from time to time, in its entirety or as to any subsidiary, as it deems proper and in the best interest of the Company; provided, however, that no amendment may (i) increase the number of shares that may be issued under the Plan (other than as provided in Section 5), (ii) decrease the price at which shares may be purchased, or (iii) modify the eligibility requirements set forth herein.

Appendix B

X-RITE, INCORPORATED

AUDIT COMMITTEE CHARTER

Effective March 3, 2003

I.	ROLE:

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities for management’s conduct of the Company’s accounting and financial reporting processes and the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics.

II.	MEMBERSHIP:

A. Independence/Composition. The Audit Committee shall be comprised of not less than three (3) members of the Board of Directors. Each member of the Audit Committee shall meet independence and experience requirements of NASDAQ, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”). Accordingly, the members of the Audit Committee will consist of directors:

•	None of whom has any relationship to the Company that would interfere with the exercise of his or her independent judgment as a member of the Audit Committee; and

•	All of whom, as determined by the Board of Directors in its business judgment, are financially literate and have a working familiarity with basic financial and accounting practices and at least one member of the Audit Committee shall be an “audit committee financial expert” in compliance with the criteria established by the Commission.

B. Appointment. The members of the Audit Committee shall be nominated by the Nominating and Resources Committee and appointed annually to one year terms by the Board of Directors. The Nominating and Resources Committee shall recommend, and the Board shall designate, one member of the Audit Committee as chair. Audit Committee members may be replaced by the Board.

III.	MEETINGS:

A. Schedule. The Audit Committee shall hold regular meetings at least quarterly each fiscal year. The meeting schedule shall include sessions with management and the independent auditor. Each regularly scheduled meeting of the Audit Committee shall, however, conclude with an executive session of the Audit Committee, absent members of management and on such terms and conditions as the Audit Committee may elect. Special meetings of the Audit Committee may be called pursuant to any procedures established by the Audit Committee. Pre-meeting materials are expected to be distributed to Audit Committee members in sufficient time prior to meetings to permit review by members before such meetings.

B. Minutes. The Audit Committee shall keep written minutes of its meetings, which shall include a description of all actions taken by the Committee. The minutes shall be distributed to all members of the Board of Directors and shall be maintained with the books and records of the Company.

IV.	RESPONSIBILITIES:

The Company’s management is responsible for preparing the Company’s financial statements, and the independent auditor is responsible for auditing the Company’s financial statements. The Company’s financial management, including the independent auditor, have more time, knowledge and more detailed information of the Company than does the Audit Committee. Consequently, the Audit Committee’s role is one of oversight and does not provide any expert assurance or certification as to the Company’s financial statements or the work of the independent auditor.

The following functions are the common recurring activities of the Audit Committee in carrying out its oversight function:

A.	Document And Report Review

1.	Review, assess the adequacy of, and update this Charter at least annually or as conditions dictate.

2.	Review and discuss with management the Company’s annual financial statements and any reports or other financial information submitted to the SEC or to the public, including any report issued by the independent auditor, and including matters required to be reviewed under applicable legal, regulatory, or NASDAQ requirements.

3.	Recommend to the Board of Directors whether the financial statements should be included in the Annual Report on Form 10-K.

4.	Review and discuss with management and the independent auditor the quarterly report on Form 10-Q and the annual report on Form 10-K prior to its filing, including matters required to be reviewed under applicable legal, regulatory, or NASDAQ requirements.

5.	Discuss with management earnings press releases prior to dissemination, and financial information and earnings guidance provided to analysts and rating agencies.

B.	Independent Auditors

1.	Select and appoint, determine the compensation of and funding for, evaluate, and provide oversight of the Company’s independent auditor, including the removal of the Company’s independent auditor, all within the Audit Committee’s sole authority. The independent auditor shall report and be accountable directly to the Audit Committee, and the Audit Committee shall oversee the resolution of any disagreements between management and the independent auditor.

2.	On an annual basis, review and discuss with the independent auditor all significant relationships the auditor has with the Company to determine the auditor’s objectivity and independence, undertaking or recommending appropriate action to ensure and continue that independence.

3.	Implement and administer the Company’s Policy Regarding the Approval of Audit and Permissible Nonaudit Services Provided by the Independent Auditor.

4.	Review the independent auditor’s attestation and report on management’s internal control report, and hold timely discussions with the independent auditor regarding the content of that attestation and report.

5.	At least annually, obtain and review a report by the independent auditor regarding:

(a)	The firm’s internal quality control procedures;

(b)	Any material issues raised by the most recent internal quality-control review, peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

(c)	All relationships between the independent auditor and its related entities and the Company and its related entities (with a confirmation that in the professional judgment the auditor is independent of the Company under all applicable laws, rules, and regulations).

C.	Financial Reporting Processes

1.	Review the integrity of the Company’s financial reporting process, both internal and external, giving consideration to consultation with management and the independent auditors.

2.	Review the Company’s critical accounting policies and practices as well as consider and approve, as appropriate, major changes to the Company’s accounting policies and practices as suggested by the independent auditor and management.

3.	Review and approve all related party transactions.

4.	Establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, including procedures necessary to receive and respond to confidential and anonymous submissions by Company employees regarding questionable accounting or auditing matters.

D.	Internal Audit

1.	Evaluate on an annual basis the necessity (with input from management and the independent auditor) of an internal audit function. If an internal audit function is established, the Committee will oversee its activities including its organization, objectivity, responsibilities, plans, budgets, and staffing.

E.	Ethical and Legal Compliance

1.	Review the Company’s Code of Conduct, when and as approved by the Board of Directors, to ensure that management has maintained a system to comply with expected ethical and legal requirements.

2.	Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.

3.	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

4.	Discuss the Company’s risk assessment and risk management, any steps taken by management to control or mitigate risk exposure, as well as any audit problems or difficulties and management’s response.

F.	Other

1.	Prepare the Audit Committee report, in accordance with all applicable rules and regulations, to be included in the Company’s annual proxy statement to shareholders.

2.	Perform an annual self-assessment relative to the Audit Committee’s purpose, duties and responsibilities set forth in this Charter.

3.	Obtain advice and assistance from outside legal, accounting or other advisors as deemed appropriate to perform Committee duties and responsibilities. The Audit Committee has the sole authority to retain and determine the funding for such advisors and shall be given the necessary resources to retain such advisors and to otherwise fulfill its functions as set forth in this Charter.

4.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

V.	LIMITATIONS:

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine if the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

DETACH HERE	ZXRT42

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X-RITE, INCORPORATED

3100 44th Street, S.W.

Grandville, Michigan 49418

PROXY

This Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoint(s) Helen R. Friedli and Mary E. Chowning, and each of them, as Proxies, each with the power to appoint a substitute, to represent and to vote, as designated on the reverse, all shares of common stock of X-Rite, Incorporated held of record by the undersigned on March 31, 2004, at the Annual Meeting of Shareholders to be held on May 4, 2004, or any adjournment thereof.

When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AS NOTED IN THE PROXY STATEMENT AND FOR THE APPROVAL OF THE ADOPTION OF THE X-RITE, INCORPORATED AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the reverse side. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?

X-RITE, INCORPORATED

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
[LOGO OF PC]		[LOGO OF PHONE]
Log on to the Internet and go to	OR	Call toll-free
http://www.eproxyvote.com/xrit		1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZXRT41

☒	Please mark votes as in this example.	3352

X-RITE, INCORPORATED								FOR	AGAINST	ABSTAIN
1.	To elect four directors as set forth in the accompanying Proxy Statement. Nominees: (01) Peter M. Banks, (02) Michael C. Ferrara, (03) L. Peter Frieder, and (04) Ronald A. VandenBerg					2.	To approve the adoption of the X-Rite, Incorporated Amended and Restated Employee Stock Purchase Plan.	☐	☐	☐
		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
	☐	____________________________				3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.
		For all nominees except as noted above
							Mark box at right if an address change has been noted on the reverse side of this card.			☐

							Please be sure to sign and date this Proxy.

Signature:	Date:	Signature:	Date: